Exhibit 10.21

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made effective as of May 1, 2006 (“Effective Date”), by and between IT&E International Group, Inc. (“Company”) and Alastair McEwan (“Executive”).

RECITALS

A.            Company has previously engaged Executive as a consultant to the Company.

B.            Company now desires to engage Executive as an employee of the Company in the capacity of interim Chief Executive Officer, and Executive is wiling to provide such services to the Company.

C.            Company and Executive desire to enter into this Agreement to provide for Executive’s employment by the Company, upon the terms and conditions set forth herein.

The parties hereby agree as follows:

1.             Duties.

1.1.          Position. Executive shall serve as interim Chief Executive Officer of the Company and shall have the duties and responsibilities incident to such position and such other duties as may be determined in consultation with the Company’s Board of Directors (“Board of Directors”). Executive shall perform faithfully, cooperatively and diligently all of his job duties and responsibilities.

2.             At Will Employment. Executive’s employment under this Agreement will be “at-will,” meaning that either Executive or the Company may terminate this Agreement and Executives employment hereunder at any time.

3.             Compensation.

3.1.          Base Salary. As compensation for Executive’s performance of his duties hereunder, Company shall pay to Executive an initial base salary of Twenty Thousand Dollars ($20,000) per month (“Base Salary”), which if annualized, would represent Two Hundred Forty Thousand Dollars ($240,000) per year, payable in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions. Such Base Salary may be increased at any time or from time to time at the discretion of the Board of Directors.

3.2.          Bonus. In addition to the Base Salary, Executive shall be eligible to receive a cash bonus, in accordance with, and based upon the satisfaction of the criteria and performance standards to be established by the Board and in the sole discretion of the Board.

3.3.          Stock Options. Executive shall also be eligible to receive stock options, restricted stock or other equity incentive grants pursuant to one or more equity incentive plans offered by the Company from time to time, subject to the approval of the Board of Directors.

4.             No Health or Welfare Benefit Plans. Although the Executive and the Executive’s family, as the case may be, shall be eligible for participation in all benefits under health and welfare benefit plans, practices, policies and programs provided by the Company to similarly situated employees of the Company at Executive’s level, Executive hereby waives such rights as to participation in such plans, practices, policies and programs and the Company shall not be required to provide or pay for any such benefits on Executive’s or Executive’s family’s behalf until such time as the parties mutually agree in writing otherwise.

5.             Business Expenses. Executive shall be entitled to receive prompt reimbursement for all reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of Company. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company’s policies.

6.             Vacation. Executive shall be entitled to at least five (5) weeks paid vacation each calendar year in accordance with the Company’s plans, policies and programs then in effect.

7.             General Provisions.

7.1.          Successors and Assigns. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement.

7.2.          Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege; and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

7.3.          Severability. In the event any provision of this Agreement is found to be unenforceable, invalid or illegal by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable, invalid or illegal provision shall be deemed deleted, and the legality, validity and enforceability of the remaining provisions shall not be affected thereby.

7.4.          Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review the Agreement and has had it reviewed and negotiated by legal counsel acting on his behalf, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

7.5.          Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California, without reference to its conflicts of laws principles. Each party consents to the jurisdiction and venue of the state or federal courts in San Diego, California, if applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

The Executive hereby agrees to submit to binding arbitration before the American Arbitration Association (which means A WAIVER OF THE EXECUTIVE’S RIGHT TO SUE IN COURT AND PROCEED BY A JUDGE OR JURY TRIAL) of all disputes and claims arising out of this Agreement. This Agreement will be the exclusive method to resolve all disputes or controversies that the Executive or the Company may have, whether or not arising out of the Executive’s employment or termination of that employment with the Company. THE AGREEMENT TO ARBITRATE CONSTITUTES A WAIVER OF ANY RIGHT THAT THE EXECUTIVE OR THE COMPANY MAY HAVE TO LITIGATE ANY CLAIM IN COURT IN A JUDGE OR JURY TRIAL.

7.6.          Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt); (ii) sent by facsimile (with written confirmation of receipt); or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses and facsimile numbers set forth below or on the signature pages hereto (or to such other address as a party may designate by notice to the other parties):

If to IT&E:                                                                                                                                                            IT&E International Group, Inc.
Attention: Chief Financial Officer
505 Lomas Santa Fe Drive, Suite 200
Solana Beach, California 92075
Telephone: (858) 777-1644
Facsimile: (858) 366-0961

with a required copy to:                                                                                       Foley & Lardner LLP
Attention: Adam C. Lenain, Esq.
402 West Broadway, Suite 2300
San Diego, California 92101

Telephone: (619) 234-6655
Facsimile: (619) 234-3510

If to Executive:                                             Alastair McEwan
500 Hogan’s Valley Way
Cary, NC 27513
Telephone: 919-678-6527

or to such other address as either party shall have furnished to the other in writing in accordance herewith.

7.7.          Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, all of which when fully executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document. Each signatory below represents and warrants by his or her signature that he or she is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.

8.             Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral, including, without limitation, that certain Consulting Agreement dated March 1, 2006 by and between the Company and Executive. This Agreement may be amended or modified only with the written consent of Executive and the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

[Remainder of Page Intentionally Left Blank]

THE PARTIES TO THIS EMPLOYMENT AGREEMENT HAVE READ THE FOREGOING EMPLOYMENT AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS EMPLOYMENT AGREEMENT ON THE DATES SHOWN BELOW.

Dated:	May 2, 2006	EXECUTIVE

/s/ Alastair McEwan

Dated:	May 1, 2006	IT&E International Group, Inc.

		By:	/s/ Kelly Alberts
Kelly Alberts, President

[Signature Page to Employment Agreement]